Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (Nos. 333-267041, 333-240011) on Form S-3 and registration statements (Nos. 333-267042, 333-264048, 333-261072, 333-234693, 333-231945, 333-231943, 333-229817, 333-223390, 333-223389, 333-216431, 333-216430, 333-210042, 333-210041, 333-207545) on Form S-8 of our report dated March 28, 2023, with respect to the consolidated financial statements of PDS Biotechnology Corporation.

Short Hills, New Jersey
March 28, 2023